Exhibit 10.2

  As of October 18, 2010

Hoku Corporation
1288 Ala Moana Blvd., Suite 220
Honolulu, Hawaii 96814
Attention: Chief Executive Officer

Re:           Financing Costs Reimbursement

Ladies and Gentlemen:

Reference is made to the credit agreement (the “Letter of Offer”) dated as of the date hereof between Hoku Corporation, as borrower (“Hoku”) and China Construction Bank, Singapore Branch, as lender (the “Lender”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Letter of Offer.

As an inducement and condition to the Lender’s willingness to provide a term credit facility in an aggregate principal amount of up to $29,000,000 to Hoku on the terms and conditions set forth in the Letter of Offer, Hoku has requested its parent company, Tianwei New Energy Holdings Co., Ltd. (“Tianwei”), and Tianwei has agreed, to procure a standby letter of credit (the “Letter of Credit”) in favor of the Lender to secure Hoku’s obligations to the Lender pursuant to the Letter of Offer.

In consideration of Tianwei’s procuring the Letter of Credit, Hoku agrees to reimburse Tianwei for all interest, fees and expenses incurred by Tianwei pursuant to the Letter of Credit and all other interest, fees and expenses (including reasonable counsel fees) incurred by Tianwei in connection with the negotiation, execution or performance of the Letter of Credit (the “Reimbursement Obligations”), by promptly paying all amounts of the Reimbursement Obligations requested by Tianwei in immediately available funds to the bank account specified by Tianwei.

This letter agreement will become effective upon the execution and delivery hereof.  This letter agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

This letter agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

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Very truly yours,

TIANWEI NEW ENERGY HOLDINGS CO., LTD.
By:	/Gao Zhengfei/
	Name:	Gao Zhengfei
	Title:	General Manager
Agreed and accepted:

HOKU CORPORATION
By:	/Scott Paul/
	Name:	Scott B. Paul
	Title:	President and Chief Executive Officer